As filed with the Securities and Exchange Commission on August 6, 2012

Registration No. 333-170639

Registration No. 333-165721

Registration No. 333-155129

Registration No. 333-128377

Registration No. 333-138872

Registration No. 333-139662

Registration No. 333-119750

Registration No. 333-111512

Registration No. 333-109876

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION STATEMENT NO. 333-170639

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION STATEMENT NO. 333-165721

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-3 REGISTRATION STATEMENT NO. 333-155129

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION STATEMENT NO. 333-128377

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION STATEMENT NO. 333-138872

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-3 REGISTRATION STATEMENT NO. 333-139662

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM F-3 REGISTRATION STATEMENT NO. 333-119750

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM F-3 REGISTRATION STATEMENT NO. 333-111512

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM F-3 REGISTRATION STATEMENT NO. 333-109876

UNDER

THE SECURITIES ACT OF 1933

WORLD HEART CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or other jurisdiction of incorporation or organization)

52-2247240

(I.R.S. Employer Identification Number)

4750 Wiley Post Way, Suite 120

Salt Lake City, Utah 84116

(801) 355-6255

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Lawrence J. Knopf, Esq.

World Heart Corporation

c/o HeartWare International, Inc.

205 Newbury Street, Suite 101

Framingham, Massachusetts 01701

(508) 739-0950

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Robert M. Katz, Esq.

Shearman & Sterling LLP

599 Lexington Avenue

New York, New York 10022

(212) 848-4000

Approximate date of commencement of proposed sale to the public: Not Applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

This Post-Effective Amendment to the Registration Statements on Form S-3 and the Registration Statements on Form F-3 listed above shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(c) of the Securities Act of 1933, as amended, may determine.

EXPLANATORY NOTE

On August 2, 2012, World Heart Corporation, a Delaware corporation (“World Heart” or the “Company”) completed its merger (the “Merger”) with Ocean Acquisition Holding Inc., a Delaware corporation (“Merger Sub”), an indirect wholly owned subsidiary of HeartWare International, Inc., a Delaware corporation (“HeartWare”). The Merger was effected pursuant to an Agreement and Plan of Merger and Reorganization, dated as of March 29, 2012, entered into among World Heart, Merger Sub and HeartWare (the “Merger Agreement”). The Merger Agreement was adopted by the Company’s stockholders at a special meeting of the Company’s stockholders held on August 2, 2012, as described on Form 8-K filed with the Securities Exchange Commission on August 2, 2012. The Merger became effective after the close of business on August 2, 2012, pursuant to the Certificate of Merger that was filed with the Secretary of State of the State of Delaware on that date. In the Merger, Merger Sub merged with and into the Company and the Company continued as the surviving corporation and as an indirect wholly owned subsidiary of HeartWare. In connection with the Merger, the Company has terminated all offerings of the Company’s securities pursuant to the Registration Statements on Form S-3 (File Nos. 333-170639, 333-165721, 333-155129, 333-128377, 333-138872 and 333-139662), each as amended, and Registration Statements on Form F-3 (File Nos. 333-119750, 333-111512 and 333-109876), each as amended (the “Registration Statements”).

This Post-Effective Amendment to the Registration Statements is being filed solely for the purpose of deregistering any and all securities registered under the Registration Statements that remain unsold.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Post-Effective Amendment to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Framingham, state of Massachusetts, on August 6, 2012.

WORLD HEART CORPORATION

By:	/s/ Douglas Godshall
Name:	Douglas Godshall
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment to the Registration Statements has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Douglas Godshall	President and Chief Executive Officer and Director	August 6, 2012
Douglas Godshall

/s/ Peter McAree	Vice President and Chief Financial Officer	August 6, 2012
Peter McAree

/s/ Lawrence Knopf	Vice President and Secretary and Director	August 6, 2012
Lawrence Knopf